Exhibit 10.3

SELECT WATER SOLUTIONS, INC.

2024 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE UNIT GRANT NOTICE

(STOCK PRICE)

Pursuant to the terms and conditions of the Select Water Solutions, Inc. 2024 Equity Incentive Plan, as amended from time to time (the “Plan”), Select Water Solutions, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of performance share units (the “PSUs”) set forth below.  This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	John Schmitz
Date of Grant:	July 16, 2026
Award Type and Description:

Other Stock-Based Award granted pursuant to Section 6(h) of the Plan that has been designated as a Performance Award under Section 6(k) of the Plan. This Award represents the right to receive shares of Stock in an amount up to 100% of the Target PSUs (defined below), subject to the terms and conditions set forth herein and in the Agreement.

Your right to receive settlement of this Award in an amount ranging from 0% to 100% of the Target PSUs shall vest and become earned and nonforfeitable upon (i) your satisfaction of the continued employment or service requirements described below under “Service Requirement” and (ii) the Committee’s certification of the achievement of the Performance Goal (as defined below). The portion of the Target PSUs actually earned upon satisfaction of the foregoing requirements is referred to herein as the “Earned PSUs.” The portion of the Target PSUs for which the Performance Goal has been achieved is referred to herein as the “Performance-Vested PSUs”).

Target Number of PSUs:	1,125,000 (the “Target PSUs”).
Performance Period:	October 1, 2026 through December 31, 2028.

Service Requirement:

Except as expressly provided in Section 4 of the Agreement, you must remain continuously employed by, or continuously provide services to, the Company or an Affiliate, as applicable, from the Date of Grant through January 1, 2029 (the “Time-Vesting Date”) to be eligible to receive payment of this Award, which is based on the level of achievement with respect to the Performance Goal (as defined below).

Performance Goal:

Subject to the terms and conditions set forth in the Plan, the Agreement and herein, the number of Target PSUs, if any, that become Performance-Vested PSUs at the conclusion of each calendar quarter of the Performance Period will be determined based on the average Closing Price (as defined below) during each calendar quarter of the Performance Period (the “Average Closing Price”) calculated as specified below (the “Performance Goal”).

A number of Target PSUs shall become Performance-Vested PSUs at the end of each calendar quarter of the Performance Period if the Average Closing Price is equal to or greater than the applicable stock price target (the “Stock Price Target”) for such calendar quarter. The number of Target PSUs, if any, that become Performance-Vested PSUs at the end of each calendar quarter of the Performance Period will be determined by the Committee, in its sole discretion, based on the following table:

Calendar Quarter

Number of Target PSUs Eligible to Become Performance-Vested PSUs

Stock Price Target

Settlement Date

October 1, 2026 – December 31, 2026

125,000

$20.50

January 1, 2029

January 1, 2027 – March 31, 2027

125,000

$21.01

April 1, 2029

April 1, 2027 – June 30, 2027

125,000

$21.54

July 1, 2029

July 1, 2027 – September 30, 2027

125,000

$22.08

October 1, 2029

October 1, 2027 – December 31, 2027

125,000

$22.63

January 1, 2030

January 1, 2028 – March 31, 2028

125,000

$23.19

April 1, 2030

April 1, 2028 – June 30, 2028

125,000

$23.77

July 1, 2030

July 1, 2028 – September 30, 2028

125,000

$24.37

October 1, 2030

October 1, 2028 – December 31, 2028

125,000

$25.00

January 1, 2031

Notwithstanding the foregoing, (i) if the Average Closing Price for a calendar quarter is less than the Stock Price Target for such calendar quarter (a “Missed Vesting Opportunity”), the number of Target PSUs that were eligible to become Performance-Vested PSUs for such calendar quarter shall remain outstanding and shall become Performance-Vested PSUs if the Average Closing Price is greater than an applicable subsequent Stock Price Target for any subsequent calendar quarter of the Performance Period; provided that, if, at the time of determination, there is more than one calendar quarter that has elapsed with respect to which a Missed Vesting Opportunity has occurred, then the Target PSUs corresponding to

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only one such calendar quarter shall become Performance-Vested PSUs; (ii) if the Average Closing Price is greater than $25.00 for each of any two consecutive calendar quarters of the Performance Period, 100% of the Target PSUs shall become Performance-Vested PSUs; and (iii) upon a Change in Control, the Target PSUs corresponding to each calendar quarter of the Performance Period shall become Performance-Vested PSUs if the Change in Control Price equals or exceeds the Stock Price Target corresponding to such Target PSUs, and the remaining portion of the Target PSUs which have not become Performance-Vested PSUs in accordance with this clause (iii) (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

Following the end of each calendar quarter of the Performance Period (or such earlier date as required by the immediately preceding paragraph), the Committee, in its sole discretion, will review, analyze and certify the Company’s Average Stock Price in order to determine the number of Target PSUs that have become Performance-Vested PSUs for such calendar quarter.

Determination of Average Closing Price

The Average Closing Price for each calendar quarter of the Performance Period will be calculated based on the following formula:

Average Closing Price = (1 / n) × Σ (Closing Priceᵢ) for i = 1 to n

where n is the number of Trading Days in the calendar quarter and Closing Priceᵢ is the Closing Price on the i-th Trading Day (as defined below) of that quarter.

“Closing Price” means, for any Trading Day, the closing sale price per share of the Stock as reported on the principal national securities exchange on which the Stock is then listed or admitted to trading (the "Exchange"), or, if no closing sale price is reported for such day, the closing bid price so reported.

“Trading Day” means any day on which the Exchange is open for trading and on which at least one sale of Stock is reported.

Settlement:	Settlement of the Earned PSUs shall be made solely in shares of Stock, which shall be delivered to you in accordance with Section 5 of the Agreement.

By your acceptance below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Performance Share Unit Grant Notice (this “Grant Notice”).  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the

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Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice.

IN ORDER TO RECEIVE THE BENEFITS OF THE AGREEMENT AND THIS GRANT NOTICE, AND FOR THIS AWARD TO BE EFFECTIVE, YOU MUST ACKNOWLEDGE YOUR ACCEPTANCE BY CLICKING THE APPROPRIATE BUTTON BELOW (THE “ACCEPTANCE REQUIREMENTS”).  IF YOU FAIL TO SATISFY THE ACCEPTANCE REQUIREMENTS WITHIN 90 DAYS FOLLOWING THE DATE OF GRANT, THEN (1) THIS AWARD WILL BE OF NO FORCE OR EFFECT AND WILL BE AUTOMATICALLY FORFEITED TO THE COMPANY WITHOUT CONSIDERATION AND (2) NEITHER YOU NOR THE COMPANY WILL HAVE ANY FUTURE RIGHTS OR OBLIGATIONS UNDER THE AGREEMENT OR THIS GRANT NOTICE.

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EXHIBIT A

PERFORMANCE SHARE UNIT AGREEMENT

This Performance Share Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Select Water Solutions, Inc., a Delaware corporation (the “Company”), and John Schmitz (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.Definitions.  For purposes of this Agreement, the following terms shall have the meanings specified below.
(a)“Cause” means “cause” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate or, in the absence of such an agreement or definition, shall mean a determination by the Company in its sole discretion that the Participant has: (i) engaged in gross negligence or willful misconduct in the performance of the Participant’s duties with respect to the Company or an Affiliate, (ii) materially breached any material provision of any written agreement between the Participant and the Company or an Affiliate or corporate policy or code of conduct established by the Company or an Affiliate and applicable to the Participant; (iii) willfully engaged in conduct that is materially injurious to the Company or an Affiliate; or (iv) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with, a felony involving fraud, dishonestly or moral turpitude (or a crime of similar import in a foreign jurisdiction).
(b)“Disability” means “disability” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate or, in the absence of such an agreement or definition, shall mean the Participant’s inability to perform the Participant’s duties, with reasonable accommodation, due to a mental or physical impairment that continues (or can reasonably be expected to continue) for (i) 90 consecutive days or (ii) 180 days out of any 365-day period, which, in either case, shall only be deemed to occur following the written determination by the Company of any such occurrence of Disability.
(c)“Good Reason” means “good reason” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate or, in the absence of such an agreement or definition, shall mean (i) a material diminution in the Participant’s base salary or (ii) the relocation of the geographic location of the Participant’s principal place of employment by more than 50 miles from the location of the Participant’s principal place of employment as of the Grant Date; provided that, in the case of the Participant’s assertion of Good Reason, (A) the condition described in the foregoing clauses must have arisen without the Participant’s consent; (B) the Participant must provide written notice to the Company of such condition in accordance with this Agreement within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (D) the date of termination of the

Appendix A-1

Participant’s employment or other service relationship with the Company or an Affiliate must occur within 90 days after such notice is received by the Company.
2.Award.  In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the target number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement (including, for the avoidance of doubt, with respect of the subject matter covered in Section 5), the terms of the Plan shall control.  To the extent vested, each PSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan; provided, however, that, depending on the level of performance determined to be attained with respect to the Performance Goal, the number of shares of Stock that may be earned hereunder in respect of this Award may range from 0% to 100% of the Target PSUs.  Unless and until the PSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock or other payments in respect of the PSUs.  Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
3.Vesting of PSUs.  Except as otherwise set forth in Section 4, the PSUs shall vest and become Earned PSUs in accordance with the Participant’s satisfaction of the vesting schedule set forth in the Grant Notice (the “Service Requirement”) based on the extent to which the PSUs have become Performance-Vested PSUs, which shall be determined by the Committee in its sole discretion following the end of each calendar quarter of the Performance Period (and any PSUs that do not become Earned PSUs as of the Time-Vesting Date shall be automatically forfeited).  The Participant will have no right to receive or accrue any dividends or other distribution with respect to the PSUs.
4.Effect of Termination of Employment or Service.
(a)Termination of Employment or Service without Cause. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate without Cause by the Company or an Affiliate, that occurs prior to the Time-Vesting Date, then the Participant shall be deemed to have satisfied the Service Requirement with respect to (i) the Target PSUs that were eligible to become Performance-Vested PSUs for each complete calendar quarter of the Performance Period that has elapsed as of the date of such termination of employment or other service relationship and (ii) if the date of such termination of employment or other service relationship occurs on any day other than the last day of a calendar quarter, a number of Target PSUs that were eligible to become Performance-Vested PSUs for the calendar quarter in which the date of such termination of employment or other service relationship occurs equal to (x) the Target PSUs that were eligible to become Performance-Vested PSUs for such calendar quarter, multiplied by (y) a fraction, the numerator of which is the number of days which have elapsed between the first day of such calendar quarter and the date of such termination of employment or other service relationship, and the denominator of which is the total number of days in such calendar quarter, and such PSUs shall remain outstanding and, subject to the achievement of the Performance Goal, become Earned PSUs, which shall be eligible for settlement in accordance with Section 5. For the avoidance of doubt, any PSUs which remain outstanding pursuant to the foregoing sentence shall remain subject to the Performance Goal as applicable to the calendar quarter originally corresponding to such PSUs.  With respect to the remaining portion of the Target PSUs for which the Service Requirement is not deemed to have been satisfied in accordance with the preceding sentence, such Target PSUs (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)Termination of Employment or Service due to Disability or Death. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate due to the Participant’s Disability or death that occurs prior to the Time-Vesting Date, then the Participant shall be deemed to have satisfied the Service Requirement with respect to the PSUs and such PSUs shall remain outstanding and, subject to the achievement of the Performance Goal, become Earned PSUs, which shall be eligible for settlement in accordance with Section 5.
(c)Termination of Employment or Service Following a Change in Control. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate without Cause by the Company or an Affiliate or by the Participant for Good Reason that occurs both (i) prior to the Time-Vesting Date and (ii) within the two-year period following a Change in Control, then as of the date of such termination of employment or service, the  Participant shall be deemed to have satisfied the Service Requirement with respect to the number of Target PSUs which have become Performance-Vested PSUs as of the date of such termination of employment or service and such PSUs shall immediately become Earned PSUs and become eligible for settlement in accordance with Section 5.
(d)Other Termination of Employment or Service. Except as otherwise provided in Section 4(a), (b) or (c), if the Participant has not satisfied the Service Requirement, then upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate for any reason, any unearned PSUs (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
5.Settlement of PSUs.  Following the Committee’s certification of the attainment of the Performance Goal and following the satisfaction of the Service Requirement, the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable), a number of shares of Stock equal to the number of Earned PSUs, if any, on the settlement date set forth in the Grant Notice (the “Settlement Date”) corresponding to such Earned PSUs (regardless of when the Participant satisfied the Service Requirement, such PSUs became Performance-Vested PSUs, or such PSUs became Earned PSUs), subject to the Participant’s continued compliance with any restrictive covenants applicable to the Participant pursuant to any written agreement between the Participant and the Company or any of its Affiliates through the date that such shares of Stock are delivered to the Participant; provided, however, that any fractional PSU that becomes earned hereunder shall be rounded down at the time shares of Stock are issued in settlement of such PSU.

No fractional shares of Stock, nor the cash value of any fractional shares of Stock, shall be issuable or payable to the Participant pursuant to this Agreement. All shares of Stock, if any, issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion.  The value of shares of Stock shall not bear any interest owing to the passage of time.  Neither this Section 5 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
6.Tax Withholding.  To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
7.Non-Transferability.  During the lifetime of the Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed.  Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
8.Compliance with Applicable Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed.

No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
9.Legends.  If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Stock is then listed.  If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
10.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.
11.Execution of Receipts and Releases.  Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder.  As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to Earned PSUs.
12.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the PSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
13.Lock-Up Period. If so requested by the Company or any representative of the underwriters in connection with an underwritten public offering of the Company’s securities (a “Public Offering”), the Participant (or other holder) shall not sell or otherwise transfer or distribute any Stock or other securities of the Company (or any securities convertible or exchangeable or exercisable for Stock or engage in any hedging transactions relating to Stock) during the period beginning 14 days prior to the expected date of the “pricing” of such Public Offering and continuing for the 180-day period (or such other period as may be requested in writing by such underwriters and agreed to in writing by the Company) following the effective date of such Public Offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.
14.Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant's covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 14 shall be cumulative and in addition to any other remedies to which such party may be entitled.
15.Notices.  All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Select Water Solutions, Inc.
Attn: General Counsel; Senior Vice President – Human Resources

1820 North I-35

Gainesville, Texas 76240

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

16.Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
17.Agreement to Furnish Information.  The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
18.Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
19.Severability and Waiver.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
20.Clawback.  Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010,

any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, including but not limited to the Select Water Solutions, Inc. Clawback Policy, as amended from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
21.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of DELAWARE applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of DELAWARE LAW.
22.Successors and Assigns.  The Company may assign any of its rights under this Agreement without the Participant’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.
23.Headings. Headings are for convenience only and are not deemed to be part of this Agreement.
24.Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
25.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs granted pursuant to this Agreement are intended to comply with the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be construed and interpreted in accordance with such intent. If the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death.  Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PSUs provided under this Agreement are compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.